Exhibit 99.1



                                             V-ONE Corporation
                                             20250 Century Boulevard - Suite 300
                                             Germantown, MD 20874
                                             (Nasdaq: VONE)




AT THE COMPANY                       AT FINANCIAL RELATIONS BOARD
--------------                       ----------------------------
Charles Griffis                      Paul Henning -- General Info (212) 661-8030
SVP, CFO and Treasurer               Martin Gitlin -- Media (212) 661-8030
(301) 515-5243


FOR IMMEDIATE RELEASE
---------------------
November 4, 1998

                 V-ONE CORPORATION REPORTS THIRD QUARTER RESULTS
                 -----------------------------------------------

GERMANTOWN, MD, November 4, 1998 -- V-ONE Corporation (Nasdaq: VONE) today announced revenues for the third quarter ended September 30, 1998 of $2.4 million, down 13 percent from revenues of $2.8 million reported for the same period in 1997. The net loss for the third quarter of 1998 was $1.4 million or $(0.10) per share, compared to a net loss of $0.4 million or $(0.03) per share for the third quarter in 1997.

Revenues for the nine months ended September 30, 1998 were $8.3 million, a 14 percent increase over revenues of $7.3 million for the same period in 1997. The net loss for the nine months ended September 30, 1998 was $3.2 million or $(0.24) per share compared to a net loss of $4.5 million or $(0.35) per share for the same period in 1997.

After providing for a preferred stock dividend and for a deemed dividend, the net loss attributable to common stockholders was $1.5 million, or $(0.10) per share, for the third quarter of 1998 and the net loss attributable to common stockholders was $3.3 million, or $(0.25) per share, for the nine months ended September 30, 1998.

"Our financial performance for the quarter obscures our strength in our markets and does not reflect our success in expanding our presence in those markets. During the quarter, the Company entered into a number of transactions in which the earnings recognition process was not yet complete. Accordingly, the Company expects to recognize approximately $2 million of revenue related to these transactions over the next several quarters," said Dave Dawson, Chairman and CEO of V-ONE.

In our 8-K filing of September 22, 1998 regarding the Series A Convertible Preferred Stock held by Advantage Fund II Ltd., we indicated that we were evaluating our options for raising the funds necessary to redeem those shares. Management continues actively to pursue its options to raise additional capital.



We fully expect to report record revenue for the fourth quarter; we continue to gain momentum in the VPN marketplace; and we are confident that the investments we have made in our technology, our people and in building effective sales channels, will shortly begin to pay significant dividends and enhance shareholder value."



Quarterly highlights

The Company executed and expanded several business relationships in the third quarter that demonstrates V-ONE's emerging presence as a premier provider of security solutions to the VPN marketplace:

o    Extended the company's relationship with ASCII Network Technology (ASCII
     NT), one of Japan's leading software distribution companies. ASCII NT has had considerable success in Japan with SmartGate, most notably with the SmartGate deployment at CSK Corporation, Japan's leading system integration company. ASCII NT is a joint venture of ACSII Corporation and Microsoft Corporation.

o Singapore Telecom standardized on SmartGate after a lengthy comparison of VPN products from a variety of vendors. V-ONE also announced the opening of a Singapore office staffed by local networking technology experts to maximize the company's market opportunity in the area.


o Signed a software development agreement with Motorola for the integration of V-ONE's Air SmartGate secure paging technology into Motorola's FLEX(TM)suite for high-speed pagers, enabling Motorola's FLEX and ReFLEX(TM) pagers to support message security for pager-to-pager, pager-to-e-mail, and e-mail-to-pager text messages


o Signed Integralis, one of Europe's premier network security and integration companies, as a distributor for SmartGate. This is particularly significant since Integralis is the largest European distribution channel for the Check Point Software Technologies' industry-leading FireWall-1. This makes it clear that large Checkpoint integrators and resellers are looking for advantages that only SmartGate VPN can provide.

o Signed an agreement with Trusted Computer Solutions to jointly develop a SmartGate version for Trusted Solaris, an ultra secure operating system that is used extensively by the financial community and classified government agencies.


o Selected by one of Mainland China's key business to business ISPs as their VPN solution.


"These initiatives and successes in terms of establishing and enhancing our presence in several important markets give evidence that our strategy -- and more importantly our execution of that strategy -- of providing premier network security solutions is beginning to take hold," concluded Mr. Dawson.


Providing top-rated security products since 1993, V-ONE Corporation develops and licenses SmartGate(R), a patented, award-winning client/server product that is the foundation of V-ONE's Multi-Access Virtual Private Network (VPN) technology. Major financial institutions, government agencies, and large health care organizations use SmartGate for their integrated authentication, encryption and access control options. SmartGate tightly manages controlled users accessing sensitive data without changing an organization's existing firewalls, applications, legacy systems, or network architecture. SmartGate also allows varying degrees of trust to be established in a network, ensuring that different levels of access are permitted for different groups of users. In April, SmartGate won the overall Best of Show award at Networld+Interop 98 in Singapore. V-ONE is headquartered in Germantown, MD. Product and security information, white papers and the company's latest news releases and financial information may be accessed via V-ONE's World Wide Web site at http://www.v-one.com.

To receive V-ONE's latest news and other corporate developments via fax at no cost, please call 1-800-PRO-INFO. Use company code VONE. Or visit The Financial Relations Board's web site at http://www.frbinc.com.

Financial tables follow.

THIS RELEASE, OTHER THAN HISTORICAL FINANCIAL INFORMATION, MAY CONSIST OF FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS MAY DIFFER IN A MATERIAL WAY FROM ACTUAL FUTURE EVENTS. FOR INSTANCE, FACTORS THAT COULD CAUSE RESULTS TO DIFFER FROM FUTURE EVENTS INCLUDE RAPID RATES OF TECHNOLOGICAL CHANGE AND INTENSE COMPETITION, AMONG OTHERS. READERS ARE ALSO REFERRED TO THE DOCUMENTS FILED BY V-ONE CORPORATION WITH THE SEC,


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

SPECIFICALLY THE COMPANY'S REGISTRATION STATEMENTS AND THE LAST REPORT ON FORM 10-K WHICH IDENTIFY IMPORTANT RISK FACTORS FOR THE COMPANY.

                                       ###






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


                                V-ONE CORPORATION
                        CONDENSED STATEMENT OF OPERATIONS

                                                       For the three months ended            For the nine months ended
                                                           September 30, 1998                    September 30, 1998
                                                     --------------------------------      -------------------------------
                                                         1998              1997                1998              1997
                                                      (unaudited)      (unaudited)         (unaudited)       (unaudited)

                                                    ----------------  ----------------    ----------------  ----------------
Revenues                                            $   2,397,805     $   2,764,352       $   8,305,082     $   7,312,948
Cost of revenues                                          330,140           693,976           1,109,122         1,574,121
                                                    ----------------  ----------------    ----------------  ----------------
Gross profit                                            2,067,665         2,070,376           7,195,960         5,738,827
                                                    ----------------  ----------------    ----------------  ----------------

Operating expenses:
         Sales and marketing                            1,352,937         1,334,930           4,437,497         5,135,365
         General and administrative                     1,080,467           583,446           3.107,687         2,431,358
         Research and development                       1,050,560           658,563           2,928,523         2,112,512
         Restructuring charge                                   -                 -                   -           800,000
                                                    ----------------  ----------------    ----------------  ----------------
Total operating expenses                                3,483,964         2,576,939          10,473,707        10,479,235
                                                    ----------------  ----------------    ----------------  ----------------
Operating (loss)                                       (1,416,299)         (506,563)         (3,277,747)       (4,740,408)
                                                    ----------------  ----------------    ----------------  ----------------
Interest income/(expense), net                              6,535            72,920              71,060           286,055
                                                    ----------------  ----------------    ----------------  ----------------
Net (loss)                                          $  (1,409,764)    $    (433,643)      $  (3,206,687)    $  (4,454,353)
                                                    ================  ================    ================  ================
Net (loss)  per share                               $        (.10)    $       (0.03)      $        (.24)    $       (0.35)
                                                    ================  ================    ================  ================
Dividend on preferred stock                         $      30,775     $           -       $     110,879     $           -
Deemed dividend on preferred stock                         13,701                 -              13,701                 -
                                                    ----------------  ----------------    ----------------  ----------------
Net (loss) attributable to holders of common stock  $  (1,454,240)    $           -       $  (3,331,267)    $  (4,454,353)
                                                    ================  ================    ================  ================
Net (loss)  per share attributable to common stock  $        (.10)    $       (0.03)      $        (0.25)   $       (0.35)
                                                    ================  ================    ================  ================
Weighted average number of common shares               13,907,408        12,956,924          13,559,314        12,806,831
outstanding
                                                    ================  ================    ================  ================



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


                            CONDENSED BALANCE SHEETS

                                                                   September 30,         December 31,
                                                                       1998                  1997
                                                                    (unaudited)
                                                                 -------------------    -----------------
ASSETS
------
Current assets
Cash and cash equivalents                                        $        529,657       $    6,203,525
Accounts receivable, net                                                6,239,770            2,556,979
Other current assets                                                    1,100,749              696,381
                                                                 -------------------    -----------------
Total current assets                                                    7,870,176            9,456,885
Property and equipment, net                                               897,599            1,001,581
Other assets                                                            1,311,147            1,401,620
                                                                 -------------------    -----------------
Total assets                                                     $     10,078,923       $   11,860,086
                                                                 ===================    =================

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities                                              $      2,720,651       $    1,598,029
Noncurrent liabilities                                                    207,143              337,740
                                                                 -------------------    -----------------
Total liabilities                                                       2,927,794            1,935,769
Series A preferred stock, net                                           2,188,884            3,766,297
Total shareholders' equity                                              4,962,245            6,158,020
                                                                 -------------------    -----------------
Total liabilities and shareholders' equity                       $     10,078,923       $   11,860,086
                                                                 ===================    =================


Certain  items  from  the  1997  condensed   financial   information  have  been
reclassified to conform to the 1998 financial statement.






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